EXHIBIT (a)(20)

                               [NEIGHBORCARE LOGO]


September 1, 2004

Dear current and prospective NeighborCare Customer,

As your partner and pharmacy services provider, NeighborCare is sensitive to the relentless increase in drug costs currently affecting the industry. I want to take this opportunity to share with you some of the programs and practices that we are aggressively implementing that are designed to help you better manage your costs and track emerging trends.

We know that you rely on us to fulfill your institutional pharmacy needs, and we take that responsibility very seriously. We also hope that you will look to us as your partner and consultant in helping you to reduce your drug costs. Over the past year, NeighborCare has been implementing new account management and cost management programs that are transforming the way the industry does business.

We have committed resources to upgrading our account executive program to ensure that NeighborCare managers are the best in the industry at understanding your priorities and meeting your needs. We have made significant investments in their training, and we are providing them with tools and technologies to do even more. They are your advocate in our organization, and I encourage you to use them and take advantage of their experience and ideas.

I would also like to briefly mention two of our new technology offerings that are a part of our cost management program. InSightRx(TM) is a data warehouse and management reporting system designed to give facilities the pharmacy information they need to effectively manage their business. It tracks drug trends and utilization, facilitates company and industry benchmarking, provides physician profiling, summarizes the impact of various cost management initiatives, and is accessible over the Internet. InSightRx(TM) is available today and if you haven't seen it yet, please ask your local representative to give you a demonstration.

Our new InTelAdmit(TM) patient screening system is an intelligent point-of-care patient screening system for your prospective Medicare and Managed Care admission. The system recommends therapeutic drug substitutions, transmits them for physician approval and provides a complete financial profile of the prospective resident - all prior to admission. We are in final customer testing with this product and if you are interested in learning more about this program, please let your NeighborCare representative know of your interest.

NeighborCare's value proposition for customers has never been better. We know that our unique approach will help you meet your patient service and financial goals. Our products and services are changing how business is done in the institutional pharmacy market, and our competitors know this.

Candidly, we believe that our new and unique approach to meeting customer needs is one reason that one of our competitors has been so eager to try to buy our company. As you know, that company continues to pursue its hostile takeover attempt of NeighborCare. I want to emphasize that our Board of Directors concluded months ago that their offer is opportunistic, inadequate and not in the best interests of our customers, our shareholders, or our employees. In short, nothing has changed and we are continuing to make excellent progress on our business initiatives, including those that I have described to you in this letter.


       601 East Pratt Street, Third Floor, Baltimore, Maryland, 21202-6000
                        TEL 410.528.7300 FAX 410.528,7447

                              [NEIGHBORCARE LOGO]


Of course, you may have seen that a number of shareholders have "tendered" their shares. It is important to understand that the other company CANNOT actually buy those shares without the approval of NeighborCare's Board of Directors. Nor can they buy shares or close their offer as long as the FTC's antitrust review is pending. So regardless of what you may have heard, the other company cannot and does not own the tendered shares.

We continue to believe that the best way forward for us and for our customers is for NeighborCare to continue executing its business strategy and industry-changing initiatives. You can play an important part in helping us. If you agree that the value proposition that we are putting forward is a compelling one for you, we urge you to place your trust in NeighborCare.

We are now more than nine months into our life as an independent company, and I couldn't be more proud of what we are able to offer our customers. We'll continue to keep you updated on our progress, and feel free to contact your various NeighborCare support contacts should you have any questions.

Sincerely,

/s/John J. Arlotta

John J. Arlotta
Chairman, President and Chief Executive Officer
NeighborCare, Inc.



STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE FEDERAL SECURITIES LAWS) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE
SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED AS A RESULT OF OMNICARE'S TENDER OFFER OR ITS PENDENCY AND THE EFFECTS THEREOF ON THE COMPANY AND ITS BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING OMNICARE'S TENDER OFFER, BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE
COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT THE NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.


       601 East Pratt Street, Third Floor, Baltimore, Maryland, 21202-6000
                        TEL 410.528.7300 FAX 410.528,7447